UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2013

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting (the “Annual Meeting”) of the stockholders of Altisource Residential Corporation (the “Company”) was held on May 29, 2013. An aggregate of 7,810,708 shares of common stock were outstanding on the record date for the Annual Meeting (April 11, 2013) and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The directors listed below were elected at the Annual Meeting by the following vote:

Name	For	Withheld	Broker Non-Votes
William C. Erbey	5,146,962	22,760	1,295,068
Michael A. Eruzione	5,157,936	11,786	1,295,068
Robert J. Fitzpatrick	5,158,503	11,219	1,295,068
James H. Mullen, Jr.	5,158,536	11,186	1,295,068
David B. Reiner	5,158,503	11,219	1,295,068

(ii)	The Company's 2013 Director Equity Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,514,736	641,951	13,035	1,295,068

(iii)	The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2013 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
6,452,595	808	11,387	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Altisource Residential Corporation 2013 Director Equity Plan

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: May 31, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary